Exhibit 10.19

             Indianapolis Power & Light Company

   M     E     M     O     R     A     N     D     U     M
                                   DATE:     June 8, 1998

     TO:  See Distribution Below

   FROM:  R.L. Humke

SUBJECT:  1998 Management Incentive Plan


                       DISTRIBUTION:

Officers            Directors           Section or Shift
                                        Supervisor
Superintendents     Assistant           Foreman and Multi-
                    Superintendents     Foreman
Managers            Division            Other First-Line
                    Supervisors         Supervisors


The 1998 Management Incentive Program (MIP) is established to provide additional incentive and recognition while focusing on the financial performance of IPL, the performance of our Strategic Business Units (SBUs) and individual performance.

The Management Incentive Plan for 1998, as with the 1997 program, includes all supervision from the section supervisor or foreman level to the manager level.

MIP awards will be based on:


-    IPL's Financial Performance
          The measurement of IPL financial performance is Net Income. A threshold, or minimum amount of IPL net income must be achieved before any award will be paid. In 1998 that threshold amount is $118.2 million.

-    SBU Performance
          Each SBU has established performance goals which can modify half of the bonus pool for employees of the SBU. For associates who are part of the Corporate staff (non-SBU), the actual results of all four SBU performance goals are averaged to modify half the bonus pool.

-    Individual Performance
          The ultimate award any participant receives will be based on merit and as such some awards will be reduced. The measure for individual performance will range from 0% to 100%. Participants performing at a high level can expect to receive a full award. Lesser amounts will be granted to those participants where further improvement is needed. Participants whose performance is unsatisfactory will not receive an award.

Special requests for inclusion in the program need to be submitted for approval to the Vice President of Human Resources. Documentation supporting inclusion in the Plan is required. In addition, at year-end, Organizational Heads may recommend other associates for a 1998 award who had assignments that significantly affected IPL's performance.

If a participant retires, becomes disabled or dies during 1998, or if a person becomes eligible after the year begins, any award payable to such person shall be prorated.

Additionally, the Big Dollar Program is being continued. It is designed to reward other associates who have made an extraordinary contribution toward Company performance. A formal Big Dollar Award Program description is attached.

If you have any questions concerning these programs, please contact the leadership of your organization.

                                        R.L. Humke
                                        /s/ R.L. Humke

Attachments
Program Name:  Big Dollar Award Program

Purpose:                        The program exists to provide
                      an immediate cash reward to an
                      associate who makes significant
                      contribution which will have a
                      substantial positive impact on the
                      Company.

Eligibility:               Any non-officer associate who is
                      not part of the Management Incentive
                      Program is potentially eligible to
                      receive a reward under this program.

Award Basis:               Associates whose acts, or
                      achievements are outside their normal
                      work requirement should be considered
                      for awards.  Extraordinary
                      contributions to Corporate Objectives
                      and organization assignments are the
                      principal criteria for these awards.
                      Superior work on normal work
                      assignments alone does not qualify an
                      individual for an award.  More
                      efficient operations, greater
                      productivity, better customer service,
                      reduced costs, higher earnings, and
                      enhanced public image are examples of
                      results which would warrant
                      consideration for an award.

Award Amount:              The amount of the award will
                      depend upon the significance and long-
                      term benefit to the Company.  As a
                      general rule, awards should be no less
                      than $200.

Process:                        All associates and
                      supervisors are asked to identify acts
                      or achievements of other associates
                      which should be considered for an
                      award.  Descriptions of such acts
                      should be directed to the organization
                      officer who will assess the achievement
                      and, if warranted, forward a
                      recommendation through the appropriate
                      senior officer to the President.
                      Recommendations should include
                      suggested award amounts.  The President
                      will approve and present these special
                      awards as these extraordinary
                      contributions are identified and
                      evaluated throughout the year.  The
                      intent is that an award follow these
                      acts or achievements as closely as
                      practical.  Therefore, recommendations
                      for awards should be expedited.

Administration:       The Vice President, Human Resources,
                      will administer this program, with the
                      assistance of the Controller.  All
                      checks will represent the award, less
                      necessary tax withholding.  The
                      organization officer should contact
                      Corporate Communications to arrange
                      appropriate publicity.